CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF DESIGNATIONS,
                             POWERS, PREFERENCES AND
                        RELATIVE, PARTICIPATING, OPTIONAL
                            AND OTHER SPECIAL RIGHTS
                   OF THE SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              MARKET CENTRAL, INC.

      MARKET CENTRAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST:  The  name  of  the  corporation  is  Market  Central,   Inc.  (the
"Corporation");

      SECOND: The Certificate of Designations, Powers, Preferences and Relative Participating, Optional and other Special Rights of the Series A Convertible Preferred Stock of the Corporation is hereby amended by striking the following recital:

      "RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created the following classes of Preferred Stock:

      o 3,001,877 shares shall be designated Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

and by substituting in lieu of said recital the following:

      "RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created the following classes of Preferred Stock:

      o 5,253,287 shares shall be designated Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock");

      THIRD: That the aforesaid amendment was duly adopted pursuant to the provisions of Sections 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, Market Central, Inc. has caused this Certificate to be duly executed by the undersigned this 17th day of November, 2004.

                                                     MARKET CENTRAL, INC.


                                                     By: /s/ Doyle Bryant
                                                        ------------------------
                                                        Name:  Doyle Bryant
                                                        Title: President and CEO